UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01   Other Events.

On August 18, 2006, Brian J. Farrell, the Chairman, President and Chief Executive Officer of THQ Inc., entered into a trading plan with Goldman, Sachs & Co. (“Goldman, Sachs”).  This trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and complies with THQ’s insider trading policy.

Under the trading plan, Mr. Farrell intends to sell a total of 557,508 shares of THQ common stock that will be issued as a result of the exercise of stock options that would otherwise expire on February 28, 2007.  The purpose of the plan is to provide Mr. Farrell the ability to exercise his expiring options and sell the underlying THQ common stock in an orderly manner.   The trading plan expires on February 28, 2007, unless terminated earlier under certain conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

Date: August 25, 2006	By:	/s/ James M. Kennedy
James M. Kennedy,
Executive Vice President, Business and Legal Affairs